AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                              MANAGEMENT AGREEMENT

                                 Investor Class

         This MANAGEMENT AGREEMENT is made and entered into by and between the registered investment companies listed on Exhibit A to this Agreement (the "Companies"), as of the dates noted on such Exhibit A, and American Century Investment Management, Inc., a Delaware corporation (the "Investment Manager").

         IN  CONSIDERATION   of  the  mutual  promises  and  agreements   herein
contained, the parties agree as follows:

1. Investment Management Services. The Investment Manager shall supervise the investments of each series of shares of the Companies contemplated as of the date hereof, and such subsequent series of shares as the Companies shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

2. Compliance With Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a) the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the   Declaration  of  Trust  or  Articles  of   Incorporation
                  applicable to each of the Companies as amended from time to time;

         (d)      the By-Laws of the Companies as amended from time to time; and

         (e) the registration statement of the Companies, as amended from time to time, filed under the Securities Act of 1933 and the 1940 Act.

3. Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Trustees or Board of Directors (collectively, the "Board of Directors") of the Companies, its executive committee, or any committee or officers of the Companies acting under the authority of the Board of Directors.

4. Payment Of Expenses. The Investment Manager will pay all of the expenses of each series of the Companies' shares that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses and the fees and expenses of those Directors who are not "interested persons" as defined in 1940 Act (hereinafter referred to as the "Independent Directors") (including counsel fees). The Investment Manager will provide the Companies with all physical facilities and personnel required to carry on the business of each series that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5. Account Fees. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the Investment Manager at the discretion of the Board. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.       Management Fees.

         (a) In consideration of the services provided by the Investment Manager, each series of shares of the Companies managed by the Investment Manager shall pay to the Investment Manager a per annum management fee (hereinafter, the "Applicable Fee"). The calculation of the Applicable Fee for a series is performed as follows:

                  (i) Each series is assigned to one of three categories based on its overall investment objective ("Investment Category"). The Investment Category assignments appear in Exhibit B to this Agreement.

                  (ii) Each series is assigned a fee schedule within its Investment Category in Exhibit C to this Agreement. The Investment Category assets managed by the Investment Manager determines the first component of a series' fee. This fee is referred to as the "Investment Category Fee". The determination of the Investment Category assets is as follows:

                           a) Money Market Fund Category. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the open-end investment company series which invest primarily in debt securities, are subject to Rule 2a-7 under the 1940 Act, managed by the Investment Manager and distributed to the public by American Century Investment Services, Inc.

                           b) Bond Fund Category. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the open-end investment company series which invest primarily in debt securities, are not subject to Rule 2a-7 under the 1940 Act, are managed by the Investment Manager and are distributed to the public by American Century Investment Services, Inc.

                           c) Equity Fund Category. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the open-end investment company series which invest primarily in equity securities, are managed by the Investment Manager and are distributed to the public by American Century Investment Services, Inc.

                  (iii) A fee which is based on the total assets in all of the Investment Categories is determined by the schedule which appears in Exhibit D. This fee is referred to as the series' "Complex Fee".

                  (iv) The Applicable Fee for a series is the sum of the Investment Category Fee and the Complex Fee.

                  (v) The assets which are used to compute the Applicable Fee shall be the assets of all of the open-end investment companies managed by the Investment Manager. Any exceptions to this requirement shall be approved by the Board of Directors of the Companies.

         (b) On the first business day of each month, each series of shares shall pay the management fee at the rate specified by subparagraph (a) of this paragraph 6 to the Investment Manager for the previous month. The fee for the previous month shall be calculated by multiplying the Applicable Fee for such series by the aggregate average daily closing value of the series' net assets during the previous month, and further multiplying that product by a fraction, the numerator of which shall be the number of days in the previous month, and the denominator of which shall be 365 (366 in leap years).

         (c) In the event that the Board of Directors of a Company shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7. Continuation Of Agreement. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved, as to each series of the Companies, at least annually (i) by the Board of Directors of the Companies or by the vote of a majority of the outstanding voting securities of the Companies, and (ii) by the vote of a majority of the Directors of the Companies, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8. Termination. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the appropriate Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of a Company or by vote of a majority of the outstanding voting securities of such series on 60 days' written notice to the Investment Manager.

9. Effect Of Assignment. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

10. Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a trustee, officer or employee of a Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11. Standard Of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Companies or to any shareholder of the Companies for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12. Separate Agreement. The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Companies managed by the Investment Manager.

13. Use of the Names "American Century" and "Benham." The name "American Century" and all rights to the use of the names "American Century" and "Benham" are the exclusive property of American Century Services Corporation ("ACSC"), an affiliate of the Investment Manager. ACSC has consented to, and granted a non-exclusive license for, the use by the Companies and their respective series of the names "American Century" and "Benham" in the name of the Companies and any series of shares thereof. Such consent and non-exclusive license may be revoked by ACSC in its discretion if ACSC, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment manager of each series of shares of the Companies. In the event of such revocation, the Companies and each series of shares thereof using the name "American Century" or "Benham" shall cease using the name "American Century" or "Benham", unless otherwise consented to by ACSC or any successor to its interest in such names.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year indicated on Exhibit A.


                                   AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                        MUNICIPAL FUNDS
                                   AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                   AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                   AMERICAN CENTURY INVESTMENT TRUST
                                   AMERICAN CENTURY MUNICIPAL TRUST
                                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                   AMERICAN CENTURY TARGET MATURITIES TRUST
Attest:

/*/Douglas A. Paul                 /*/James M. Benham
Secretary                          President and Chief Executive Officer


Attest:                            AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

/*/William M. Lyons                /*/James E. Stowers III
Secretary                          President and Chief Executive Officer

                                    Exhibit A

         Registered Investment Companies Subject to Management Agreement

--------------------------------------------------------------------------------- ----------------------------------

Registered Investment Company and Funds                                                         Date
--------------------------------------------------------------------------------- ----------------------------------

American Century California Tax-Free and Municipal Funds
     Benham California High Yield Municipal Fund                                           August 1, 1997
     Benham California Insured Tax-Free Fund                                               August 1, 1997
     Benham California Intermediate-Term Tax-Free Fund                                     August 1, 1997
     Benham California Limited-Term Tax-Free Fund                                          August 1, 1997
     Benham California Long-Term Tax-Free Fund                                             August 1, 1997
     Benham California Municipal Money Market Fund                                         August 1, 1997
     Benham California Tax-Free Money Market Fund                                          August 1, 1997

American Century Government Income Trust
     Benham Capital Preservation Fund                                                      August 1, 1997
     Benham GNMA Fund                                                                      August 1, 1997
     Benham Government Agency Money Market Fund                                            August 1, 1997
     Benham Inflation-Adjusted Treasury Fund                                               August 1, 1997
     Benham Intermediate-Term Treasury Fund                                                August 1, 1997
     Benham Long-Term Treasury Fund                                                        August 1, 1997
     Benham Short-Term Government Fund                                                     August 1, 1997
     Benham Short-Term Treasury Fund                                                       August 1, 1997

American Century International Bond Funds
     Benham International Bond Fund                                                        August 1, 1997

American Century Investment Trust
     Benham Prime Money Market Fund                                                        August 1, 1997

American Century Municipal Trust
     Benham Arizona Intermediate-Term Municipal Fund                                       August 1, 1997
     Benham Florida Intermediate-Term Municipal Fund                                       August 1, 1997
     Benham Florida Municipal Money Market Fund                                            August 1, 1997
     Benham Intermediate-Term Tax-Free Fund                                                August 1, 1997
     Benham Limited-Term Tax-Free Fund                                                     August 1, 1997
     Benham Long-Term Tax-Free Fund                                                        August 1, 1997
     Benham Tax-Free Money Market Fund                                                     August 1, 1997

American Century Quantitative Equity Funds
     American Century Equity Growth Fund                                                   August 1, 1997
     American Century Global Gold Fund                                                     August 1, 1997
     American Century Global Natural Resources Fund                                        August 1, 1997
     American Century Income & Growth Fund                                                 August 1, 1997
     American Century Utilities Fund                                                       August 1, 1997

American Century Target Maturities Trust
     Benham Target Maturities Trust: 2000                                                  August 1, 1997
     Benham Target Maturities Trust: 2005                                                  August 1, 1997
     Benham Target Maturities Trust: 2010                                                  August 1, 1997
     Benham Target Maturities Trust: 2015                                                  August 1, 1997
     Benham Target Maturities Trust: 2020                                                  August 1, 1997
     Benham Target Maturities Trust: 2025                                                  August 1, 1997
--------------------------------------------------------------------------------- ----------------------------------


By executing this Exhibit A, each Fund executes the Management Agreement to which it is attached and all of its Exhibits and amendments as of the date specified above.

                                      AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                       MUNICIPAL FUNDS
                                      AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                      AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                      AMERICAN CENTURY INVESTMENT TRUST
                                      AMERICAN CENTURY MUNICIPAL TRUST
                                      AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY INVESTMENT           AMERICAN CENTURY TARGET MATURITIES TRUST
 MANAGEMENT, INC.


/*/James E. Stowers III                /*/James M. Benham
President and                          President and
Chief Executive Officer                Chief Executive Officer

                                    Exhibit B

                          Series Investment Categories

--------------------------------------------------------------------------------

Investment Category         Series
--------------------------------------------------------------------------------

Money Market Funds          Benham California Municipal Money Market Fund
                            Benham California Tax-Free Money Market Fund
                            Benham Capital Preservation Fund
                            Benham Florida Municipal Money Market Fund
                            Benham Government Agency Money Market Fund
                            Benham Prime Money Market Fund
                            Benham Tax-Free Money Market Fund

Bond Funds                  Benham Arizona Intermediate-Term Municipal Fund
                            Benham California High Yield Municipal Fund
                            Benham California Insured Tax-Free Fund
                            Benham California Intermediate-Term Tax-Free Fund
                            Benham California Limited-Term Tax-Free Fund
                            Benham California Long-Term Tax-Free Fund
                            Benham Florida Intermediate-Term Municipal Fund
                            Benham GNMA Fund
                            Benham Inflation-Adjusted Treasury Fund
                            Benham Intermediate-Term Tax-Free Fund
                            Benham Intermediate-Term Treasury Fund
                            Benham International Bond Fund
                            Benham Limited-Term Tax-Free Fund
                            Benham Long-Term Tax-Free Fund
                            Benham Long-Term Treasury Fund
                            Benham Short-Term Government Fund
                            Benham Short-Term Treasury Fund
                            Benham Target Maturities Trust: 2000
                            Benham Target Maturities Trust: 2005
                            Benham Target Maturities Trust: 2010
                            Benham Target Maturities Trust: 2015
                            Benham Target Maturities Trust: 2020
                            Benham Target Maturities Trust: 2025

Equity Funds                American Century Equity Growth Fund
                            American Century Global Gold Fund
                            American Century Global Natural Resources Fund
                            American Century Income & Growth Fund
                            American Century Utilities Fund
--------------------------------------------------------------------------------



Dated:  August 1, 1997

                                      AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                        MUNICIPAL FUNDS
                                      AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                      AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                      AMERICAN CENTURY INVESTMENT TRUST
                                      AMERICAN CENTURY MUNICIPAL TRUST
                                      AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY INVESTMENT           AMERICAN CENTURY TARGET MATURITIES TRUST
 MANAGEMENT, INC.
As executed on behalf of              As executed on behalf of the above in
the above inExhibit A by              Exhibit A by

James E. Stowers III                  James M. Benham
President and                         President and
Chief Executive Officer               Chief Executive Officer

                                    Exhibit C

              Investment Category Fee Schedules: Money Market Funds


Schedule 1
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 1 Funds:
First $1 billion                  0.2500%                          Benham Capital Preservation Fund
Next $1 billion                   0.2070%                     Benham Government Agency Money Market Fund
Next $3 billion                   0.1660%          ------------------------------------------------------------------
Next $5 billion                   0.1490%
Next $15 billion                  0.1380%
Next $25 billion                  0.1375%
Thereafter                        0.1370%


Schedule 2
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 2 Funds:
First $1 billion                  0.2700%                    Benham California Tax-Free Money Market Fund
Next $1 billion                   0.2270%                    Benham California Municipal Money Market Fund
Next $3 billion                   0.1860%                     Benham Florida Municipal Money Market Fund
Next $5 billion                   0.1690%                          Benham Tax-Free Money Market Fund
Next $15 billion                  0.1580%          ------------------------------------------------------------------
Next $25 billion                  0.1575%
Thereafter                        0.1570%


Schedule 3
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 3 Funds:
First $1 billion                  0.3700%                           Benham Prime Money Market Fund
Next $1 billion                   0.3270%          ------------------------------------------------------------------
Next $3 billion                   0.2860%
Next $5 billion                   0.2690%
Next $15 billion                  0.2580%
Next $25 billion                  0.2575%
Thereafter                        0.2570%

                       Category Fee Schedules: Bond Funds


Schedule 1
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 1 Funds:
First $1 billion                  0.2800%                           Benham Short-Term Treasury Fund
Next $1 billion                   0.2280%                       Benham Intermediate-Term Treasury Fund
Next $3 billion                   0.1980%                           Benham Long-Term Treasury Fund
Next $5 billion                   0.1780%                    Benham California Limited-Term Municipal Fund
Next $15 billion                  0.1650%                 Benham California Intermediate-Term Municipal Fund
Next $25 billion                  0.1630%                     Benham California Long-Term Municipal Fund
Thereafter                        0.1625%                       Benham California Insured Tax-Free Fund
                                                            Benham Arizona Intermediate-Term Municipal Fund
                                                            Benham Florida Intermediate-Term Municipal Fund
                                                                   Benham Limited-Term Tax-Free Fund
                                                                Benham Intermediate-Term Tax-Free Fund
                                                                    Benham Long-Term Tax-Free Fund
                                                                Benham Inflation-Adjusted Treasury Fund
                                                   ------------------------------------------------------------------


Schedule 2
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 2 Funds:
First $1 billion                  0.3100%                     Benham California High-Yield Municipal Fund
Next $1 billion                   0.2580%          ------------------------------------------------------------------
Next $3 billion                   0.2280%
Next $5 billion                   0.2080%
Next $15 billion                  0.1950%
Next $25 billion                  0.1930%
Thereafter                        0.1925%


Schedule 3
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 3 Funds:
First $1 billion                  0.3600%                                  Benham GNMA Fund
Next $1 billion                   0.3080%                          Benham Short-Term Government Fund
Next $3 billion                   0.2780%                        Benham Target Maturities Trust: 2000
Next $5 billion                   0.2580%                        Benham Target Maturities Trust: 2005
Next $15 billion                  0.2450%                        Benham Target Maturities Trust: 2010
Next $25 billion                  0.2430%                        Benham Target Maturities Trust: 2015
Thereafter                        0.2425%                        Benham Target Maturities Trust: 2020
                                                                 Benham Target Maturities Trust: 2025
                                                   ------------------------------------------------------------------

                       Category Fee Schedules: Bond Funds
                                   (continued)


Schedule 4
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 4 Funds:
First $1 billion                  0.6100%                           Benham International Bond Fund
Next $1 billion                   0.5580%          ------------------------------------------------------------------
Next $3 billion                   0.5280%
Next $5 billion                   0.5080%
Next $15 billion                  0.4950%
Next $25 billion                  0.4930%
Thereafter                        0.4925%


                      Category Fee Schedules: Equity Funds


Schedule 1
                                                   ------------------------------------------------------------------
CATEGORY ASSETS                   FEE RATE                                 Schedule 1 Funds:
First $1 billion                  0.5200%                         American Century Equity Growth Fund
Next $5 billion                   0.4600%                          American Century Global Gold Fund
Next $15 billion                  0.4160%                   American Century Global Natural Resources Fund
Next $25 billion                  0.3690%                        American Century Income & Growth Fund
Next $50 billion                  0.3420%                           American Century Utilities Fund
Next $150 billion                 0.3390%          ------------------------------------------------------------------
Thereafter                        0.3380%


Dated:  August 1, 1997

                                                       AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                                            MUNICIPAL FUNDS
                                                       AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                                       AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                                       AMERICAN CENTURY INVESTMENT TRUST
                                                       AMERICAN CENTURY MUNICIPAL TRUST
                                                       AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.           AMERICAN CENTURY TARGET MATURITIES TRUST

As executed on behalf of the above in                  As executed on behalf of the above in
Exhibit A by                                           Exhibit A by
James E. Stowers III                                   James M. Benham
President and Chief Executive Officer                  President and Chief Executive Officer

                                    Exhibit D

                              Complex Fee Schedule

               COMPLEX ASSETS                              FEE RATE
               First $2.5 billion                          0.3100%
               Next $7.5 billion                           0.3000%
               Next $15.0 billion                          0.2985%
               Next $25.0 billion                          0.2970%
               Next $50.0 billion                          0.2960%
               Next $100.0 billion                         0.2950%
               Next $100.0 billion                         0.2940%
               Next $200.0 billion                         0.2930%
               Next $250.0 billion                         0.2920%
               Next $500.0 billion                         0.2910%
               Thereafter                                  0.2900%

Dated:  August 1, 1997

                                     AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                          MUNICIPAL FUNDS
                                     AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                     AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                     AMERICAN CENTURY INVESTMENT TRUST
                                     AMERICAN CENTURY MUNICIPAL TRUST
                                     AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY INVESTMENT          AMERICAN CENTURY TARGET MATURITIES TRUST
 MANAGEMENT, INC.

As executed on behalf of             As executed on behalf of the above in
the above in Exhibit A by            Exhibit A by

James E. Stowers III                 James M. Benham
President and                        President and Chief Executive Officer
Chief Executive Officer